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OLD MUTUAL SOUTH AFRICA EQUITY TRUST POS AMI

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Exhibit 1(d)


                        OLD MUTUAL SOUTH AFRICA EQUITY TRUST


                    Third Amendment to the Declaration of Trust


The undersigned, being a majority of the Trustees of Old Mutual South Africa Equity Trust (the "TRUST"), a Massachusetts trust, acting pursuant to Section
11.7 of the Declaration of Trust, dated as of September 1, 1995 (the "DECLARATION"), of the Trust, as amended by the First Amendment to the Declaration of Trust dated as of May 27, 1996 and the Second Amendment to the Declaration of Trust dated as of May 5, 1997, hereby amend the said Declaration as follows:


     1. AMENDMENT. That Section 11.7 of Article XI of the Declaration be, and it is hereby, amended in its entirety to read as follows:

               SECTION 11.7.  PRINCIPAL OFFICE AND REGISTERED AGENT.
          The name of the registered agent of the Trust is Melanie J. Saunders, Washington Mall Phase II, 4th Floor, 22 Church Street, Hamilton, Bermuda. The principal office of the Trust is Washington Mall Phase II, 4th Floor, 22 Church Street, Hamilton, Bermuda. The Trustees may, without the approval of Holders, change the registered agent of the Trust and the principal office of the Trust.


     2. CONFIRMATION OF DECLARATION. The Declaration as amended hereby is confirmed and reaffirmed in every particular.


     3. PROTECTION OF TRUSTEES. This amendment to the Declaration is not made by the Trustees of the Trust individually, but as Trustees under the Declaration, and the obligations under this amendment to the Declaration are not binding upon any of the Trustees of the Trust individually, but bind only the trust estate.


IN WITNESS WHEREOF, the undersigned have executed this amendment to the Declaration in Hamilton, Bermuda as of the first day of June, 1998.





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                                        WILLIAM L. BOYAN
                                        as Trustee
                                        and not individually

                                        John Hancock Mutual Life Company Limited
                                        John Hancock Place
                                        200 Clarendon Street
                                        Boston, Massachusetts 02116
                                        U.S.A.


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*      Because a Trustee of the Trust, William L. Boyan (John Hancock Mutual
     Life Company Limited, John Hancock Place, 200 Clarendon Street, Boston, Massachusetts 02116), is a resident of the Commonwealth of Massachusetts, the Declaration does not name a resident agent in the Commonwealth.





                                        ---------------------------------------
                                        THOMAS HASKINS DAVIS
                                        as Trustee
                                        and not individually

                                        Winchester Global Trust Company Limited
                                        Williams House
                                        20 Reid Street
                                        Hamilton, Bermuda




                                        ---------------------------------------
                                        MICHEL JOHN DREW
                                        as Trustee
                                        and not individually

                                        International Services Limited
                                        22 Church Street
                                        Hamilton HM 11, Bermuda


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     WILLIAM LANGLEY
     as Trustee
     and not individually

     Old Mutual Asset Managers (Bermuda) Limited
     Washington Mall Phase II, 4th Floor
     22 Church Street
     Hamilton, Bermuda




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     MICHAEL JOHN LEVETT
     as Trustee
     and not individually

     South African Mutual Life Assurance Society
     Mutualpark
     Jan Smuts Drive
     Pinelands,
     Cape Town, South Africa





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     KENNETH RIGBY WILLIAMS
     as Trustee
     and not individually

     15 Lime Tree Walk
     Virginia Park
     Virginia Water
     Surrey, United Kingdom


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